UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Merger Agreement

On April 3, 2012, DDi Corp., a Delaware corporation (“DDi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among DDi, Viasystems Group, Inc., a Delaware corporation (“Viasystems”) and Victor Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Viasystems (“Merger Sub”), pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into DDi, and DDi will be the surviving corporation in the merger and a wholly-owned subsidiary of Viasystems (the “Merger”). The Board of Directors of DDi and Viasystems have each unanimously approved the Merger Agreement and the Merger.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of DDi common stock issued and outstanding immediately prior to the Effective Time (other than shares (i) held in treasury of DDi, (ii) owned by Viasystems or Merger Sub or (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive $13.00 in cash, without interest. Each DDi stock option that is unvested and unexercised immediately prior to the Effective Time, will become fully vested on an accelerated basis immediately prior to the Effective Time. All of the DDi stock options that are vested as of the Effective Time, including those options that vest as a result of the Merger, will be terminated in consideration for a cash payment equal to the product of (1) the excess, if any, of $13.00 over the exercise price per share of such stock option and (2) the number of shares of DDi common stock issuable upon the exercise of such option.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of DDi’s stockholders and receiving antitrust approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants by DDi and Viasystems. DDi has agreed, among other things, not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, certain covenants require each of the parties to use commercially reasonable efforts to cause the Merger to be consummated. The Merger Agreement also requires DDi, subject to certain exceptions, to call and hold a stockholders’ meeting and recommend that DDi stockholders approve the Merger.

The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, including, among others, a termination by DDi to accept a superior proposal or a termination by Viasystems upon a change in the recommendation of DDi’s board of directors, DDi will be required to pay Viasystems a cash termination fee of $9.8 million.

Additionally, if DDi terminates the Merger Agreement due to the Merger not closing on or prior to August 15, 2012 (extended to September 15, 2012 if the only outstanding condition at such time relates to antitrust approval) and at the time of termination all closing conditions were satisfied (other than those conditions that, by their nature, cannot be satisfied until the closing date), then Viasystems will pay DDi a reverse break-up fee of $15.4 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about DDi or Viasystems. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by DDi to Viasystems in connection with the signing of the Merger Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between DDi and Viasystems rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about DDi or Viasystems. The description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Voting Agreements

In connection with the Merger Agreement, certain of officers and directors of DDi who own, in the aggregate, approximately 22.6% of the currently outstanding shares of DDi common stock as of April 3, 2012, have entered into voting agreements with Viasystems (the “Voting Agreements”). The Voting Agreements provide that such officers and directors will vote their shares in favor of the adoption of the Merger Agreement and will not sell their shares before the closing (or earlier termination) of the Merger. Viasystems has also entered into a voting agreement with Bryant Riley, a director of DDi (the “Riley Voting Agreement”) who owns for his own account approximately 3.2% of the currently outstanding shares of DDi common stock as of April 3, 2012. Similar to the Voting Agreements, the Riley Voting Agreement provides that he will vote any shares he then owns in favor of the adoption of the Merger Agreement; however, it does not restrict Mr. Riley from selling his shares at any time.

The foregoing descriptions of the Voting Agreements and the Riley Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Voting Agreement and the Riley Voting Agreement, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Other Related Agreements

On April 3 2012, Viasystems entered into a noncompetition agreement with Mikel H. Williams, DDi’s Chief Executive Officer (the “Noncompetition Agreement”). The Noncompetition Agreement provides that, effective upon the consummation of the Merger (i) Viasystems shall pay Mr. Williams $1.3 million and (ii) for a period of twenty-four months Mr. Williams shall not perform any executive management, technical, design or supervisory services in the United States for certain of DDi’s competitors.

Also on April 3, 2012, DDi entered into a letter agreement with Mr. Williams, DDi’s Chief Executive Officer (the “Letter Agreement”). The Letter Agreement provides that if the Merger closes, DDi will, immediately prior to closing, irrevocably contribute to a grantor trust (“Trust”) the cash severance described in subsections (i), (ii) and (iii) of Section 5(e) of Mr. Williams’ employment agreement with DDi dated April 7, 2008, including interest thereon, that is payable in a lump sum six months after his separation from service if Mr. Williams is terminated by DDi without “cause,” as defined in Mr. Williams’ employment agreement, or Mr. Williams terminates his employment for “good reason,” as defined in Mr. Williams’ employment agreement.

Item 8.01.	Other Events.

On April 4, 2012, DDi issued a press release announcing that DDi, Viasystems, and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will, subject to satisfaction or waiver of the conditions therein, merge with and into DDi, and DDi will be the surviving corporation in the Merger and a wholly-owned subsidiary of Viasystems. A copy of such press release is attached as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among DDi, Viasystems and Merger Sub, dated April 3, 2012

99.1	Form of Voting Agreement dated April 3, 2012 (with Schedule of Parties attached)

99.2	Voting Agreement dated April 3, 2012 between Bryant Riley and Viasystems Group, Inc.

99.3	Joint Press Release dated April 4, 2012

99.4	Management Presentation Slides

99.5	Joint Conference Call Script for Investors

99.6	Joint Conference Call Script for Customers and Suppliers

99.7	Email / Letter to All Employees

99.8	Viasystems Fact Sheet

99.9	Frequently Asked Questions

99.10	Customer Email / Letter

99.11	Supplier Email / Letter

*	Certain exhibits and schedules have been omitted and DDi agrees to furnish supplementally to the Securities and Exchange Commission (the “SEC”) a copy of any omitted exhibits and schedules upon request.

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of DDi regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. DDi undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except required by law. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of DDi or Viasystems stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals at all or in a timely manner; the ability of Viasystems to successfully integrate DDi’s operations, product lines and technology and realize additional opportunities for growth; and the other risks and important factors contained and identified in DDi’s most recent Annual Report on Form 10-K filed by DDi with the SEC on February 17, 2012 or Viasystems’ most recent Annual Report on Form 10-K filed by Viasystems with the SEC on February 15, 2012, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements.

The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K. DDi undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It

DDi intends to file with the SEC a proxy statement in connection with the proposed merger with Viasystems. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from DDi by contacting Investor Relations by telephone at (714) 688-7200, or by going to DDi’s Investor Relations page on its corporate web site at www.ddiglobal.com.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’s proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov, and by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attention: Investor Relations, or by going to Viasystems’s Investor Relations page on its corporate web site at www.viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge from the SEC at the SEC’s web site at www.sec.gov or at a public reference room, the location of which you can find by calling the SEC at (800) SEC-0330, and from DDi by contacting Investor Relations by telephone at (714) 688-7200, or by going to DDi’s Investor Relations page on its corporate web site at www.ddiglobal.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP., a Delaware Corporation

Date: April 4, 2012
	By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President & General Counsel

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among DDi, Viasystems and Merger Sub, dated April 3, 2012

99.1	Form of Voting Agreement dated April 3, 2012 (with Schedule of Parties attached)

99.2	Voting Agreement dated April 3, 2012 between Bryant Riley and Viasystems Group, Inc.

99.3	Joint Press Release dated April 4, 2012

99.4	Management Presentation Slides

99.5	Joint Conference Call Script for Investors

99.6	Joint Conference Call Script for Customers and Suppliers

99.7	Email / Letter to All Employees

99.8	Viasystems Fact Sheet

99.9	Frequently Asked Questions

99.10	Customer Email / Letter

99.11	Supplier Email / Letter

*	Certain exhibits and schedules have been omitted and DDi agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.